EMPLOYMENT CONTRACT

THIS EMPLOYMENT CONTRACT dated on this 1st. day of January, 2020

BETWEEN:

Sunstock Inc. of 111 Vista Creek Circle, Sacramento, CA. 95835
(the "Employer")

OF THE FIRST PART

- AND -

Jason Chang of 111 Vista Creek Circle, Sacramento, CA 95835
(the "Employee")

OF THE SECOND PART

BACKGROUND:

A. The Employer is of the opinion that the Employee has the necessary qualifications, experience and abilities to assist and benefit the Employer in its business.

B. The Employer desires to employ the Employee and the Employee has agreed to accept and enter such employment upon the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the parties to this Agreement agree as follows:

Commencement Date and Term

1. The Employee will commence employment with the Employer on the 1st. day of January, 2020 (the "Commencement Date").

2. Subject to termination as provided in this Agreement, the Employee's position is a temporary position and will end on the 30th day of June, 2020. The parties acknowledge that various provisions of this Agreement survive past termination of employment.

Job Title and Description

3. The Employer agrees to employ the Employee as a Chief Executive Officer. The Employee will be expected to perform the following job duties: Employment is on a Full-time basis.

4. The Employee agrees to be employed on the terms and conditions set out in this Agreement. The Employee agrees to be subject to the general supervision of and act pursuant to the orders, advice and direction of the Employer.

5. The Employee will perform any and all duties that are reasonable and that are customarily performed by a person holding a similar position in the industry or business of the Employer.

6. The Employer cannot unilaterally and significantly change the Employee's job title or duties. The Employer may make changes to the job title or duties of the Employee where the changes would be considered reasonable for a similar position in the industry or business of the Employer. The Employee's job title or duties may be changed by agreement and with the approval of both the Employee and the Employer.

7. The Employee agrees to abide by the Employer's rules, regulations, and practices, including those concerning work schedules, vacation and sick leave, as they may from time to time be adopted or modified.

Employee Compensation

8. Compensation paid to the Employee for the services rendered by the Employee as required by this Agreement (the "Compensation") will consist of a salary set from time to time in accordance with the Employer's policy while this Agreement is in force plus any compensation paid for Overtime Hours. The Employer is entitled to deduct from the Employee's Compensation, or from any other compensation in whatever form, any applicable deductions and remittances as required by law.

9. The Employee understands and agrees that any additional compensation paid to the Employee in the form of bonuses or other similar incentive compensation will rest in the sole discretion of the Employer and that the Employee will not earn or accrue any right to incentive compensation by reason of the Employee's employment.

10. The Employer will reimburse the Employee for all reasonable expenses, in accordance with the Employer's policy as in effect from time to time, including but not limited to, any travel and entertainment expenses incurred by the Employee in connection with the business of the Employer. Expenses will be paid within a reasonable time after submission of acceptable supporting documentation.

Place of Work

11. The Employee's primary place of work will be at the following location:

    - 111 Vista Creek Circle, Sacramento, CA 95835.

12. The Employee will also be required to work at other places as required.

13. The Employer will inform the Employee in advance of the Employee being required to work at other locations.

Employee Benefits

14. The Employee will be entitled to only those additional benefits that are currently available as described in the Employer's employment booklets and manuals or as required by law.

15. Employer discretionary benefits are subject to change, without compensation, upon the Employer providing the Employee with 60 days written notice of that change and providing that any change to those benefits is taken generally with respect to other employees and does not single out the Employee.

Vacation

16. The Employee will be entitled to three weeks of paid vacation each year during the term of this Agreement, or as entitled by law, whichever is greater.

17. The times and dates for any vacation will be determined by mutual agreement between the Employer and the Employee.

18. Upon termination of employment, the Employer will pay compensation to the Employee for any accrued and unused vacation days.

Conflict of Interest

19. During the term of the Employee's active employment with the Employer, it is understood and agreed that any business opportunity relating to or similar to the Employer's actual or reasonably anticipated business opportunities (with the exception of personal investments in less than 5% of the equity of a business, investments in established family businesses, real estate, or investments in stocks and bonds traded on public stock exchanges) coming to the attention of the Employee, is an opportunity belonging to the Employer. Therefore, the Employee will advise the Employer of the opportunity and cannot pursue the opportunity, directly or indirectly, without the written consent of the Employer, which consent will not be unreasonably withheld.

20. During the term of the Employee's active employment with the Employer, the Employee will not, directly or indirectly, engage or participate in any other business activities that the Employer, in its reasonable discretion, determines to be in conflict with the best interests of the Employer without the written consent of the Employer, which consent will not be unreasonably withheld.

Contract Binding Authority

21. Notwithstanding any other term or condition expressed or implied in this Agreement to the contrary, the Employee will not have the authority to enter into any contracts or

commitments for or on the behalf of the Employer without first obtaining the express written consent of the Employer.

Termination Due to Discontinuance of Business

22. Notwithstanding any other term or condition expressed or implied in this Agreement, in the event that the Employer will discontinue operating its business at the location where the Employee is employed, then, at the Employer's sole option, and as permitted by law, this Agreement will terminate as of the last day of the month in which the Employer ceases operations at such location with the same force and effect as if such last day of the month were originally set as the Termination Date of this Agreement.

Termination of Employment

23. Where the Employee has breached any reasonable term of this Agreement or where there is just cause for termination, the Employer may terminate the Employee's employment without notice, as permitted by law.

24. The Employer will provide the Employee with at least the minimum termination notice as required by law. The Employee and the Employer agree that this is reasonable and sufficient notice of termination of employment.

25. If the Employee wishes to terminate this employment with the Employer, the Employee will provide the Employer with notice of one (1) week. As an alternative, if the Employee co-operates with the training and development of a replacement, then sufficient notice is given if it is sufficient notice to allow the Employer to find and train the replacement.

26. The Termination Date specified by either the Employee or the Employer may expire on any day of the month and upon the Termination Date the Employer will forthwith pay to the Employee any outstanding portion of the wage, accrued vacation and banked time, if any, calculated to the Termination Date.

27. Once notice has been given by either party for any reason, the Employee and the Employer agree to execute their duties and obligations under this Agreement diligently and in good faith through to the end of the notice period. The Employer may not make any changes to wages, wage rate, or any other term or condition of this Agreement between the time termination notice is given through to the end of the notice period.

Remedies

28. In the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Employee agrees that the Employer is entitled to a permanent injunction, in addition to and not in limitation of any other rights and remedies available to the Employer at law or in equity, in order to prevent or restrain any such breach by the Employee or by the Employee's partners, agents, representatives, servants, employees, and/or any and all persons directly or indirectly acting for or with the Employee.

Severability

29. The Employer and the Employee acknowledge that this Agreement is reasonable, valid and enforceable. However, if any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be changed in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

Notices

30. Any notices, deliveries, requests, demands or other communications required here will be deemed to be completed when hand-delivered, delivered by agent, or seven (7) days after being placed in the post, postage prepaid, to the parties at the following addresses or as the parties may later designate in writing:

- **Employer:**

  Name: Sunstock Inc.

  Address: 111 Vista Creek Circle, Sacramento, CA 95835

  Fax:

  Email:

- **Employee:**

  Name: Jason Chang

  Address: 111 Vista Creek Circle, Sacramento, CA 95835

  Fax:

  Email:

Modification of Agreement

31. Any amendment or modification of this Agreement or additional obligation assumed by either party in connection with this Agreement will only be binding if evidenced in writing signed by each party or an authorized representative of each party.

Additional Terms

32. Employee will work for 80,000,000 shares of restricted common stock for services rendered at zero cost. Employee will receive "no salary".

Governing Law

33. This Agreement will be construed in accordance with and governed by the laws of the state of California.

General Provisions

34. Time is of the essence in this Agreement.

35. Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

36. No failure or delay by either party to this Agreement in exercising any power, right or privilege provided in this Agreement will operate as a waiver, nor will any single or partial exercise of such rights, powers or privileges preclude any further exercise of them or the exercise of any other right, power or privilege provided in this Agreement.

37. This Agreement will inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns, as the case may be, of the Employer and the Employee.

38. This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.

39. This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or written. The parties to this Agreement stipulate that neither of them has made any representations with respect to the subject matter of this Agreement except such representations as are specifically set forth in this Agreement.

IN WITNESS WHEREOF, the parties have duly affixed their signatures under hand and seal on this 1st. day of January, 2020.

EMPLOYER: JASON CHANG - CEO



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EMPLOYEE: Jason Chang



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